UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2015
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 8, 2015, Cousins Properties Incorporated (the “Company”) announced that the Board of Directors of the Company has authorized the repurchase of up to $100 million of its outstanding common shares. The plan expires on September 8, 2017. The Company anticipates funding the share repurchase program with proceeds from non-core asset sales. The Company may purchase its common shares from time to time in amounts and at prices determined by the Company in its discretion. The repurchases may be executed in the open market, through private negotiations, or in other transactions. The share repurchase program may be suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number        Exhibit Description

99.1            Press Release dated September 8, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015

COUSINS PROPERTIES INCORPORATED

By:	/s/ Gregg D. Adzema
Gregg D. Adzema
Executive Vice President and Chief Financial Officer